Exhibit 99.4




                              INDEMNITY AGREEMENT


                  This INDEMNITY AGREEMENT (the "Agreement"), is dated as of September 17, 1999, among VOICESTREAM WIRELESS CORPORATION, a Washington corporation ("VoiceStream"), VOICESTREAM WIRELESS HOLDING CORPORATION, a Delaware corporation ("Holding"), (VoiceStream and Holding are hereinafter referred to collectively as "Parent"), AERIAL COMMUNICATIONS, INC., a Delaware corporation (the "Company"), AERIAL OPERATING COMPANY, INC., a Delaware corporation ("Operating Company"), and TELEPHONE AND DATA SYSTEMS, INC., a Delaware corporation ("TDS").


                              W I T N E S S E T H:

                  WHEREAS, the Company, Parent and VoiceStream Subsidiary III Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), are parties to that certain Agreement and Plan of Reorganization dated the date hereof (the "Reorganization Agreement"), providing for, among other things, the merger (the "Merger") of Sub with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (as such, the "Surviving Corporation");

                  WHEREAS, on June 1, 1998, TDS, the Company and Operating Company entered into a Purchase Agreement (the "Purchase Agreement") with Sonera Ltd., a limited liability company organized under the laws of the Republic of Finland ("Investor"), pursuant to which Investor agreed to purchase an aggregate of 2,410,482 shares (the "Purchased Shares") of common stock of Operating
Company ("Operating Company Shares") for an aggregate purchase price of $200,000,000 (the "Purchase Price");

                  WHEREAS, on August 31, 1998, in anticipation of the closing of the Purchase Agreement, (1) TDS and Operating Company entered into a Revolving Credit Agreement (the "Revolving Credit Agreement"); and (2) the Company executed a Guaranty, dated as of August 31, 1998 (the "Company Guaranty"), in favor of TDS;

                  WHEREAS, on September 8, 1998 (the "Investor Closing Date"), the parties consummated the closing of the Purchase Agreement by taking the following actions: (1) Investor purchased the Purchased Shares from Operating Company in consideration for the transfer by Investor to Operating Company of the Purchase Price; (2) Investor, TDS, the Company and Operating Company entered into an Investment Agreement (the "Investment Agreement"); (3) Investor and the Company entered into a Registration Rights

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Agreement (the "Investor Registration Rights Agreement");  (4) Investor, TDS and
the Company entered into a side letter (the "Management Side Letter"); (5) Sonera Corporation U.S., a Delaware corporation and wholly-owned subsidiary of Investor ("Sonera U.S."), the Company and Operating Company entered into a Joint Venture Agreement (the "Joint Venture Agreement"); (6) Investor, the Company and Operating Company entered into a Supplemental Agreement (the "Supplemental Agreement"); and (7) TDS, the Company and Operating Company entered into a Tax Allocation Agreement (the "Tax Allocation Agreement") (the Purchase Agreement, Investment Agreement, Investor Registration Rights Agreement, Management Side
Letter,  Joint  Venture  Agreement,   Supplemental  Agreement,   Tax  Allocation
Agreement, Revolving Credit Agreement and Company Guaranty being hereafter collectively referred to as the "Investor Arrangements");

                  WHEREAS, following the Investor Closing Date, Investor asserted that the Company and TDS misrepresented and failed to disclose certain material facts to Investor, thereby inducing it to pay an excessive price for the Operating Company Shares, and has requested that certain provisions of the Investor Arrangements be renegotiated, including the Purchase Price for the Operating Company Shares, and has raised the possibility of litigation in connection therewith;

                  WHEREAS, under the Purchase Agreement, the number of Operating Company Shares purchased by Investor is subject to reduction if the average price of the Company Common Shares exceeds certain threshold prices;

                  WHEREAS, as of July 7, 1999, the average price of the Company Common Shares exceeded all of the threshold prices set forth in the Purchase Agreement and, pursuant to the Purchase Agreement, the Company has requested that Investor surrender for cancellation an aggregate of 634,216 Operating Company Shares (the "Cancelled Shares");

                  WHEREAS, Investor has refused to surrender the Cancelled Shares and has objected to the application of such adjustments in connection with the assertions that it has made;

                  WHEREAS, TDS, the Company, and Operating Company expressly deny that they have any liability to Investor in connection with the assertions made by Investor with respect to the Investor Arrangements or otherwise, and deny that Investor has any right to refuse to surrender the Cancelled Shares;

                  WHEREAS, as a condition of entering into the Reorganization Agreement, Parent has required that Parent and its Affiliates be indemnified and held harmless with respect to any Claims by Investor; and

                  WHEREAS, TDS has agreed to indemnify Parent and its Affiliates pursuant to the terms of this Agreement;

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                  NOW,  THEREFORE,  in  consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

Section 1.  Definitions.

                  "Affiliate" when used with respect to a specified Person, shall mean another Person that controls, is controlled by, or is under common control with the Person specified. As used in this Agreement, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract or otherwise.

                  "Claim" shall mean any demand, action, claim, counterclaim, cross-claim, cause of action, or lawsuit existing now or in the future, asserted by an Investor Group Member against any Potential Party, whether currently known or unknown, accrued or unaccrued, foreseen or unforeseen, arising out of or resulting from any alleged act or failure to act occurring prior to the Effective Time. Notwithstanding anything to the contrary in this Agreement, the definition of "Claim": (a) is intended to include any Claim by an Investor Group Member with respect to (i) any asserted right of an Investor Group Member to the Cancelled Shares, or (ii) in connection with the exercise of the tag-along rights pursuant to Section 10.6 of the Investment Agreement (the "Tag-Along Rights") with respect to the Operating Company Shares owned by Investor on the date hereof, any asserted right of an Investor Group Member to receive shares of Company Common Stock in excess of the number of shares indicated in the Company Letter to which Investor is entitled upon the exercise of the Tag-Along Rights with respect to such Operating Company Shares; and (b) is not intended to include any Claim by an Investor Group Member with respect to the Investor Agreement to be executed among Investor, Holding and Wireless, the Stock Subscription Agreement to be executed between Investor and Holding or the Registration Rights Agreement to be executed between Investor and Holding, in each case to be dated on or about the date hereof.

                  "Dispute" shall have the meaning set forth in Section 4.1.

                  "Indemnity Claim"   shall  have  the   meaning  set  forth  in
Section 2.2.

                  "Indemnity  Claim  Notice" shall have the meaning set forth in
Section 2.2.

                  "Indemnity Claim Notice Termination Date" shall have the meaning set forth in Section 2.3(a).

                  "Investor Arrangements" shall have the meaning set forth in the recitals to this Agreement.

                  "Investor Group Member" shall mean Investor, Sonera U.S. and their parents,

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Subsidiaries  and  Affiliates,  and their  respective  successors  and permitted assigns.

                  "Loss" or "Losses" shall mean any loss, liability, judgment, settlement payment, damage, fee, cost or expense (including interest, penalties, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) imposed on or incurred by a Parent Indemnitee, resulting from or arising out of either: (i) a Claim asserted by an Investor Group Member against such Parent Indemnitee; or (ii) a claim asserted by an officer, director, employee or agent of a Parent Indemnitee against such Parent Indemnitee for indemnification with respect to a Claim asserted by an Investor Group Member against such officer, director, employee or agent, but only to the extent that such Parent Indemnitee determines in good faith that indemnification of such officer, director, employee or agent with respect thereto is required by the applicable indemnification provisions set forth in the certificate or articles of incorporation or bylaws of such Parent Indemnitee or by the applicable corporation law of the state in which such Parent Indemnitee is incorporated. Notwithstanding anything to the contrary in this Agreement, the definition of "Loss": (a) is intended to include any Loss imposed on or incurred by a Parent Indemnitee with respect to (i) any asserted right of an Investor Group Member to the Cancelled Shares, or (ii) in connection with the exercise of the Tag-Along Rights pursuant to Section 10.6 of the Investment Agreement with respect to the Operating Company Shares owned by Investor on the date hereof, any asserted right of an Investor Group Member to receive shares of Company Common Stock in excess of the number of shares indicated in the Company Letter to which Investor is entitled upon the exercise of the Tag-Along Rights with respect to such Operating Company Shares; and (b) is not intended to include any Loss imposed on or incurred by a Parent Indemnitee with respect to the Investor Agreement to be executed among Investor, Holding and Wireless, the Stock Subscription Agreement to be executed between Investor and Holding or the Registration Rights Agreement to be executed between Investor and Holding, in each case to be dated on or about the date hereof.

                  "Parent  Indemnitees"  shall  have the  meaning  set  forth in
Section 2.1.

                  "Potential Party" or "Potential Parties" shall mean the Company, Operating Company, Parent, each of their respective parents, Subsidiaries and Affiliates, each of their respective successors and permitted assigns, and each of their respective officers, directors, employees and agents.

                  All other capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Reorganization Agreement.

Section 2.  Indemnification of Parent

         2.1 Indemnification. Except as otherwise provided herein, TDS shall defend, indemnify, hold harmless, and reimburse Parent and its Subsidiaries, including the Company and its Subsidiaries, and each of their respective Affiliates, successors and

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permitted assigns (collectively, the "Parent Indemnitees"), from and against any
Claim or Loss imposed on or incurred by Parent Indemnitees in the manner provided in this Agreement.


         2.2      Notice and Payment of Indemnity Claim by TDS.

                  (a) Parent shall give prompt written notice (an "Indemnity Claim Notice") to TDS on behalf of any Parent Indemnitee seeking indemnification hereunder of any Claim or Loss with respect to which the Parent Indemnitee seeks to be indemnified (the "Indemnity Claim"). Such Indemnity Claim Notice shall state the nature of the Indemnity Claim and the amount of any Claim, if known, or Loss. With respect to an Indemnity Claim Notice delivered to TDS in connection with a Claim, TDS shall, subject to paragraph (b) hereof, assume the defense thereof pursuant to Section 3.1. With respect to an Indemnity Claim Notice delivered to TDS in connection with a Loss, TDS shall, subject to paragraph (b) hereof, promptly reimburse Parent with respect to such Loss.

                  (b) If TDS does not agree that the Parent Indemnitee is entitled to indemnification with respect to any such Claim or Loss hereunder, TDS shall give prompt notice to Parent and such dispute shall be resolved in the manner described in Section 4 hereof. TDS shall be required to give such notice to Parent no later than the date (the "TDS Response Date") occurring ten (10) days prior to the date on which any action is required to be taken by any Parent Indemnitee with respect to any Claim or Loss, provided that each of the following conditions is satisfied: (1) the Indemnity Claim Notice clearly identifies such TDS Response Date; and (2) Parent provides the Indemnity Claim Notice to TDS sufficiently in advance of the TDS Response Date to enable TDS to adequately assess the Claim or Loss and reach a determination regarding the obligations of TDS with respect thereto, taking into account the time at which Parent became aware of the Claim or Loss.

         2.3      Limitations.  Notwithstanding anything to the contrary herein:

                  (a) TDS shall not have any liability to any Parent Indemnitee under this Agreement or otherwise for any Claim or Loss thirty (30) days after the expiration of all statutes of limitations applicable to such Claim or Loss (the "Indemnity Claim Notice Termination Date"), except to the extent that such Claim or Loss results from a lawsuit filed or arbitration proceeding commenced by an Investor Group Member against a Potential Party of which TDS receives an Indemnity Claim Notice pursuant to Section 2.2 prior to the Indemnity Claim Notice Termination Date.

                  (b) This Agreement shall serve as the sole and exclusive remedy, and shall be in lieu of any other right or remedy, of any Parent Indemnitee for Claims or Losses and for any other claims by any Parent Indemnitee against TDS and its Subsidiaries, and any of their respective Affiliates, officers, directors, employees, agents, successors and permitted assigns, in any way relating to the Investor

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         Arrangements.

Section 3.  Responsibilities and Duties of Parties.

         3.1 Control of Litigation or Settlement of Claim.

                  (a) Subject to the provisions in Sections 3.1(b) and 3.1(c) hereof, TDS shall have the sole right and obligation to conduct and control, on behalf of any and all Potential Parties, the litigation or settlement of any Claim, including the assumption of the defense thereof, the choosing and hiring of counsel and the payment of all associated fees and expenses.

                  (b) Parent, on behalf of the Potential Parties, shall have the right to employ separate counsel and to monitor (but not control) the litigation of any Claim, but the fees and expenses of monitoring such litigation, including the fees and expenses of such separate counsel, shall be at the expense of Parent; provided, however, that Parent shall be entitled to be indemnified by TDS for its fees and expenses of counsel if each of the following conditions is satisfied: (1) TDS has given notice pursuant to Section 2.2 hereof asserting that TDS does not agree that a Parent Indemnitee is entitled to indemnification; (2) Parent has promptly submitted such dispute for resolution pursuant to
         Section 4 hereof, provided that Parent shall be deemed to have satisfied this condition by giving notice of a dispute to TDS; and (3) it is ultimately determined pursuant to Section 4 hereof that such Parent Indemnitee is entitled to indemnification by TDS under this Agreement.

                  (c) Notwithstanding anything to the contrary in the Agreement, in the event that an action or proceeding is brought by an Investor Group Member against a Potential Party which includes both a Claim and, separately or as a part of the Claim, a cause of action, claim, counterclaim or cross-claim against a Potential Party which is not a Claim as defined herein (an "Unindemnified Cause"), then TDS shall have the right, but not the obligation, to conduct and control the defense of such action or proceeding in its entirety on behalf of the Potential Parties. In the event that TDS elects to conduct and control the defense of such action or proceeding on behalf of the Potential Parties, TDS shall be solely responsible for the payment of the fees and expenses of the litigation counsel or any experts retained for the litigation together with other litigation costs. In the event that TDS elects not to conduct and control the defense of such action or proceeding on behalf of the Potential Parties, then Parent shall have the obligation to conduct and control the defense of the action or proceeding on behalf of the Potential Parties and shall be solely responsible for payment of the fees and expenses of the litigation counsel or any experts retained for the litigation together with other litigation costs. Regardless of whether TDS elects to conduct and control on behalf of Potential Parties the defense of an action or proceeding that is subject to this Section 3.1(c), TDS and Parent agree that the responsibility for any damages award, other

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         monetary  judgment  or  settlement  obligation  incurred  by  a  Parent
         Indemnitee as a result of such an action or proceeding  subject to this
         Section 3.1(c) shall be allocated between TDS and Parent either by agreement of the parties or, in the absence of such agreement, pursuant to the arbitration provisions set forth in Section 4.4 of this Agreement, based on an assessment and determination of the amount of the damages award, other monetary judgment or settlement obligation incurred by a Parent Indemnitee attributable to the Claim compared to the amount of the damages award, other monetary judgment or settlement obligation incurred by the Parent Indemnitee attributable to an Unindemnified Cause.

                  (d) Anything in this Agreement to the contrary notwithstanding, TDS shall have the sole right, without the prior consent of any Potential Party, to settle or compromise any Claim or consent to the entry of any judgment with respect to any Claim unless such settlement, compromise or judgment imposes a criminal penalty or equitable remedy on or with respect to such Potential Party, or a non-monetary condition or obligation which could reasonably be expected to have a material adverse effect on the ongoing business operations of a Potential Party. No Potential Party shall settle or compromise any Claim without the prior written consent of TDS, which consent may be withheld at the sole discretion of TDS; provided that, in the event that such Claim is the subject of a dispute regarding the obligation of TDS to provide indemnification pursuant to Section 2.2(b) hereof and it is ultimately determined pursuant to Section 4 hereof that TDS is not obligated to provide such indemnification, then such consent may not be unreasonably withheld by TDS.

                  (e) Each Potential Party shall reasonably cooperate in all respects with TDS in all matters relating to the litigation or settlement of any Claim, including without limitation, making documents and witnesses reasonably available to TDS, entering into a joint defense agreement, and taking all such other actions as TDS may reasonably request to enable it to prepare for, conduct, and control any litigation or potential litigation relating to such Claim.

                  (f) Notwithstanding anything to the contrary in this Agreement, but subject to the provisions of Section 3.1(b) hereof, if for any reason TDS is prevented by any Potential Party, or any Person purporting to act on behalf of any of them, from conducting and controlling in a material manner the defense of any Claim, including without limitation the failure of a Potential Party to fully comply with Section 3.1(e) hereof, TDS shall, at its sole election, have no obligations under this Agreement to any party with respect to such Claim or any Loss incurred in connection therewith. The right of TDS to make the election provided for in this Section 3.1(f) with respect to such Claim or Loss shall be subject to the dispute resolution provisions of Section 4 hereof.

                  3.2 Authority of TDS. Not in limitation of the general authority granted to TDS

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pursuant  to  Section  3.1  but  subject  to all  limitations  included  in this
Agreement, TDS shall have full power and authority on behalf of all Potential Parties (i) to take all actions which TDS considers necessary or desirable in connection with the defense, pursuit or settlement of any Claim, including to arbitrate, sue, defend, claim, counterclaim, cross-claim, negotiate, settle, compromise and otherwise handle any such dispute or claim, and to amend or terminate any of the Investor Arrangements, (ii) to engage and employ agents and representatives (including accountants, legal counsel and other professionals) and to incur such other expenses as it shall deem necessary or prudent in connection with the administration of the foregoing, and (iii) to take all other actions and exercise all other rights which TDS in its sole discretion considers necessary or appropriate in connection with the foregoing. All decisions and acts by TDS within the scope of Section 3.1 and this Section 3.2 shall be binding upon all of the Potential Parties.

         3.3 No Admission. Neither this Agreement nor any of the negotiations in connection herewith or any prior negotiations or discussions shall be construed as or deemed to be an admission of the truth of any allegation or the validity of any claim by any Investor Group Member against TDS or any Potential Party or by TDS or any Potential Party against any other Potential Party or TDS or used in any other proceeding except one brought to enforce the terms of this Agreement.

Section 4.  Resolution of Disputes Relating to this Agreement.

         4.1 Informal Dispute Resolution. Subject to Section 4.5, any dispute, controversy, claim or disagreement between TDS, on the one hand, and any Parent Indemnitee, on the other hand, arising from, relating to or in connection with this Agreement, including questions regarding the interpretation, meaning or performance of the Agreement, and including claims based on contract, tort, common law, equity, statute, regulation, order or otherwise ("Dispute") shall be resolved in accordance with this Section 4.

         4.2 Level 1 Review. Upon written request of either TDS or Parent, each of TDS, on its own behalf, and Parent, on behalf of itself and each other Parent Indemnitee, shall appoint a designated representative whose task it will be to meet within twenty days for the purpose of endeavoring to resolve such Dispute ("Level 1 Review"). The designated representatives shall meet as often as the parties reasonably deem necessary to discuss the Dispute and negotiate in good faith in an effort to resolve the Dispute without the necessity of any formal proceeding.

         4.3 Mediation. If the Dispute cannot be resolved within thirty days after the first Level 1 Review meeting ("Level 1 Termination Date"), TDS and Parent shall submit the Dispute to mediation in accordance with the Commercial Mediation Rules of the American Arbitration Association ("AAA") and shall bear equally the costs of the mediation. TDS and Parent will act in good faith to jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the AAA within thirty days of the Level 1 Termination Date.

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TDS  and  Parent  agree  to  participate  in good  faith  in the  mediation  and negotiations related thereto for a period of thirty calendar days commencing with the selection of the mediator and any extension of such period as mutually agreed to by TDS and Parent.


         4.4      Arbitration.

                  (a) If TDS and Parent cannot agree to a mediator within thirty calendar days after the Level 1 Termination Date or if the Dispute is not resolved within thirty calendar days after the beginning of the mediation and any extension of such periods as mutually agreed to by TDS and Parent, the Dispute shall be submitted to, and finally determined by, binding arbitration in accordance with the following provisions of this Section 4.4, regardless of the amount in controversy or whether such Dispute would otherwise be considered justiciable or ripe for resolution by a court or arbitration panel.

                  (b) Any such arbitration shall be conducted by the AAA in accordance with its current Commercial Rules ("AAA Rules"), except to the extent that the AAA Rules conflict with the provisions of this Agreement, in which event the provisions of this Agreement shall control.

                  (c) The arbitration panel (the "Panel") shall consist of three neutral arbitrators ("Arbitrators"), each of whom shall be an attorney having ten or more years experience, and shall be appointed in accordance with the AAA Rules (the "Basic Qualifications").

                  (d) Should an Arbitrator refuse or be unable to proceed with arbitration proceedings as called for by this Agreement, a substitute Arbitrator possessing the Basic Qualifications shall be appointed by the AAA. If an Arbitrator is replaced after the arbitration hearing has commenced, then a rehearing shall take place in accordance with the provisions of this Agreement and the AAA Rules.

                  (e) The arbitration shall be conducted in Denver, Colorado, or in such other location as TDS and Parent may designate by mutual written consent; provided, that the Panel may from time to time convene, carry on hearings, inspect property or documents and take evidence at any location which the Panel deems appropriate.

                  (f) The Panel may in its discretion order a pre-exchange of information including production of documents, exchange of summaries of testimony or exchange of statements of position, and shall schedule promptly all discovery and other procedural steps and otherwise assume case management initiative and control to effect an efficient and expeditious resolution of the Dispute.


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                  (g) At any oral  hearing of  evidence in  connection  with any arbitration conducted pursuant to this Agreement, each of TDS and Parent and their respective legal counsel shall have the right to examine their own witnesses and to cross-examine the witnesses of the other party. No testimony of any witness shall be presented in written
         form  unless  the  opposing   party  shall  have  the   opportunity  to
         cross-examine such witness, except as TDS and Parent otherwise agree in writing and except under extraordinary circumstances where, in the opinion of the Panel, the interests of justice require a different procedure.

                  (h) Within thirty calendar days after the closing of the arbitration hearing, the Panel shall prepare and distribute to TDS and Parent a written award, setting forth the Panel's findings of fact and conclusions of law relating to the Dispute, including the reasons for the giving or denial of any requested remedy or relief. The Panel shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, and shall award interest on any monetary award from the date that the loss or expense was incurred by the successful party. In addition, the Panel shall have the authority to decide issues relating to the interpretation, meaning or performance of this Agreement or the relationships of the parties hereunder, even if such decision would constitute an advisory opinion in a court proceeding or if the issues would otherwise not be ripe for resolution in a court proceeding, and any such decision shall bind the parties in their performance of this Agreement. The decision of the arbitrators as to the validity and amount of any Indemnity Claim shall be binding and conclusive.

                  (i) Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, or as provided in Section 4.5, or as otherwise required by law (including the federal securities laws and the rules of any applicable securities exchange), neither any party nor any arbitrator shall disclose the existence, content or results of any arbitration conducted hereunder without the prior written consent of the other parties.

                  (j) To the extent that the relief or remedy granted in an award rendered by the Panel is relief or a remedy on which a court could enter judgment, a judgment upon the award rendered by the Panel may be entered in any court having jurisdiction thereof. Otherwise, the award shall be binding on the parties in connection with their obligations under this Agreement and in any subsequent arbitration or judicial proceedings among any of the parties.

                  (k) The prevailing party in any arbitration shall be entitled to an award of reasonable attorneys' fees and costs, and all costs of arbitration shall be paid by the losing party, subject in each case to a determination by the Panel as to which party is the prevailing party and the amount of such fees and costs to be allocated to such party, taking into consideration the relative merits of the positions advocated by each party in such arbitration proceeding.

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                  (l)  Notwithstanding  the choice of law provision set forth in
         Section 6.4, The Federal  Arbitration  Act, 9 U.S.C.  Sections 1 to 14,
         except  as  modified  hereby,   shall  govern  the  interpretation  and
         enforcement of this Agreement.

         4.5 Recourse to Courts and Other Remedies. Notwithstanding the Dispute resolution procedures contained in Sections 4.1, 4.2, 4.3 and 4.4, any party may apply to any court having jurisdiction (i) to enforce this agreement to negotiate, mediate and arbitrate, (ii) to seek provisional injunctive relief so as to maintain the status quo until the arbitration award is rendered or the Dispute is otherwise resolved, (iii) to avoid the expiration of any applicable limitation period, (iv) to preserve a superior position with respect to other creditors or (v) to challenge or vacate any final judgment, award or decision of the Panel that does not comport with the express provisions of this Agreement.

         4.6 Expenses. Each of TDS and Parent shall be responsible for such party's costs and expenses related to such Dispute, including attorneys' fees, except as otherwise set forth herein.


Section 5. Representations and Warranties. Each of the parties hereto represents and warrants to each of the other parties hereto that it is a corporation duly organized, validly existing and in good standing (to the extent such concept exists) under the laws of its jurisdiction of formation; that it has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; that the execution, delivery and performance of this Agreement by it has been duly authorized and approved by all necessary corporate action; that this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms; and that the execution, delivery and performance of this Agreement by it will not result in a breach of or loss of rights under or constitute a default under or a violation of its charter or bylaws or any trust (constructive or other), agreement, judgment, decree, order or other instrument to which it is a party or it or its properties or assets may be bound.

Section 6.  Miscellaneous.

         6.1 Benefit; Successor and Assigns; Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns but shall not be assignable by any party hereto without the written consent of all of the other parties hereto; provided, however, that Parent may assign its rights and delegate its obligations hereunder to any successor corporation in the event of a merger, consolidation or transfer or sale of all or substantially all of Parent's stock or assets. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person, other than the parties hereto and their successors and permitted assigns, any right, remedy or claim under or by reason of this Agreement.

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         6.2      Termination.

                  (a) This Agreement shall be terminated prior to the Effective Time on the occurrence of either of the following events:

                           (i) the mutual written agreement of each of the parties hereto; or

                           (ii) the termination of the Reorganization  Agreement
                  pursuant to Section 8.1 thereof.

                  (b) This Agreement shall terminate at the Effective Time if both of the following conditions are satisfied:

                           (i) each of VoiceStream, Holding, the Company, Operating Company, TDS, Investor and Sonera U.S. have entered into the Settlement Agreement and Release currently under negotiation among the parties; and

                           (ii)  each  of  the  parties  thereto   executes  and
                  delivers the Bring-Down Amendment pursuant to Section 8.4 of the Settlement Agreement and Release.

                  (c)  Following  the  Effective   Time,  this  Agreement  shall
         terminate on the occurrence of either of the following events:

                           (i) the mutual written agreement of each of the parties hereto; or

                           (ii) the first  date on which  there has been a final
                  determination of all unresolved Indemnity Claims set forth in each Indemnity Claim Notice received by TDS prior to the Indemnity Claim Notice Termination Date and, if applicable, payment thereof to Parent.

         6.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) or telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


                  If to any Parent Indemnitee (including the Company and Operating Company after the Effective Time) to:

                  VoiceStream Wireless
                  3650 131st Avenue SE, Suite 400
                  Bellevue, WA 98006

                  Attention: General Counsel
                  Facsimile No.: (425) 586-8040

                  With copy to:

                  Preston Gates & Ellis LLP
                  5000 Columbia Center
                  701 Fifth Avenue
                  Seattle, WA 98104
                  Attention: Richard B. Dodd, Esq.
                  Facsimile No.: (206) 623-7022


                  If to TDS or its Affiliates (including the Company and Operating Company prior to the Effective Time) to:

                  Telephone and Data Systems, Inc.
                  30 North LaSalle Street, Suite 4000
                  Chicago, IL 60602
                  Attention:  LeRoy T. Carlson, Chairman
                  Facsimile No.:  (312) 630-9299



                  With copy to:

                  Sidley & Austin
                  One First National Plaza
                  Chicago, IL  60603
                  Attention: Michael G. Hron, Esq.
                  Facsimile No.:  (312) 853-7036

or such other address as any such party shall designate in writing to the parties hereto.

         6.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

         6.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         6.6 Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         6.7 Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective in the jurisdiction involved to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

         6.8 Entire Agreement; Modification and Waiver. This Agreement together with the Reorganization Agreement and the agreements contemplated thereby embody the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede any and all prior agreements and understandings relating to the subject matter hereof. No amendment, modification or waiver of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the party against whom enforcement of such amendment, modification or waiver is sought. No course of dealing between the parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement. No delay by any party to or any beneficiary of this Agreement in the exercise of any of its rights or remedies shall operate as a waiver thereof, and no single or partial exercise by any party to or any beneficiary of this Agreement of any such right or remedy shall preclude any other or further exercise thereof. A waiver of any right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

                                     * * * *

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                     TELEPHONE AND DATA SYSTEMS, INC.

                                     By:      /s/ LeRoy T. Carlson
                                           ---------------------------------
                                     Name:    LeRoy T. Carlson
                                     Title:   Chairman

                                     AERIAL COMMUNICATIONS, INC.


                                     By:      /s/ LeRoy T. Carlson, Jr.
                                        -----------------------------------
                                     Name:    LeRoy T. Carlson, Jr.
                                     Title:   Chairman

                                     AERIAL OPERATING COMPANY, INC.
                                     By:  /s/ Don W. Warkentin
                                        ----------------------------------
                                     Name:    Don W. Warkentin
                                     Title:   President

                                     VOICESTREAM WIRELESS CORPORATION

                                     By:  /s/ Cregg B. Baumbaugh
                                        --------------------------------
                                     Name:    Cregg B. Baumbaugh
                                     Title: Executive Vice President - Strategy,
                                            Finance and Development

                                     VOICESTREAM WIRELESS HOLDING
                                     CORPORATION

                                     By:  /s/ Cregg B. Baumbaugh
                                        --------------------------------------
                                     Name:    Cregg B. Baumbaugh
                                     Title:   Executive Vice President-Strategy,
                                              Finance and Development

                SIGNATURE PAGE TO INDEMNITY AGREEMENT RELATING TO
                      MERGER OF AERIAL COMMUNICATIONS INC.

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